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                                                                       EXHIBIT 1

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                            NOTICE OF VOTING RESULTS


TO:          British Columbia Securities Commission
             Alberta Securities Commission
             Saskatchewan Financial Services Commission, Securities Division The Manitoba Securities Commission
             Ontario Securities Commission
             Commission des valeurs mobilieres du Quebec
             Office of the Administrator, New Brunswick
             Nova Scotia Securities Commission
             Registrar of Securities, Prince Edward Island
             Securities Commission of Newfoundland and Labrador
             Toronto Stock Exchange

In accordance with section 11.3 of National Instrument 51-102 - Continuous Disclosure Obligations, we hereby advise of the results of voting on the matters submitted to the annual and special meeting (the "Meeting") of the shareholders (the "Shareholders") of North American Palladium Ltd. (the "Corporation") held on June 23, 2004. At the Meeting, Shareholders were asked to consider certain annual meeting matters and other special business.

The matters voted upon at the Meeting and the results of the voting were as follows:

Item 1:  Election of Directors

By a vote by way of show of hands, the following directors were elected to hold office for the ensuing year or until their successors are elected or appointed:

Michael P. Amsden
Steven R. Berlin
Andre J. Douchane
James D. Excell
Louis J. Fox
Richard H. Sutcliffe
Gregory J. Van Staveren

Item 2:  Appointment of Auditors

By a vote by way of show of hands, KPMG LLP were appointed auditors of the Corporation to hold office until the close of the next annual meeting of the Shareholders or until their successors are appointed, and the directors of the Corporation were authorized to fix the remuneration of the auditors.

Item 3:  Approval of Amendment to the 1995 Group RRSP Share Issuance Plan

By a vote by way of show of hands, the Shareholders approved an ordinary resolution to amend the employee 1995 Group RRSP Share Issuance Plan (the "Plan") of the Corporation increasing the number of common shares for issue and issuable under the Plan, from one million common shares to 1.5 million common shares.

Dated this 2nd day of July, 2004.

NORTH AMERICAN PALLADIUM LTD.

"Mary D. Batoff" (signed)

Mary D. Batoff
Secretary